UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 17, 2006
Digi International Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17972	41-1532464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11001 Bren Road East
Minnetonka, Minnesota		55343

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 912-3444
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On January 17, 2006, Digi International Inc. (the “Company”) reported its financial results for the first quarter of fiscal 2006. See the Company’s press release dated January 17, 2006, which is furnished as Exhibit 99 and incorporated by reference in this Current Report on Form 8-K.
NON-GAAP FINANCIAL MEASURES
     The press release furnished as Exhibit 99 and certain information the Company intends to disclose on the conference call scheduled for 5:00 p.m. eastern time on January 17, 2006 include certain non-GAAP financial measures. These measures include (i) earnings per diluted share excluding the impact of stock-based compensation expense, (ii) operating income excluding intangibles amortization and stock-based compensation expense, (iii) earnings before taxes, depreciation, amortization and stock-based compensation expense and (iv) guidance disclosed by the Company related to earnings per diluted share excluding the impact of stock-based compensation expense. The reconciliations of these measures to the most directly comparable GAAP financial measures are included below.
     With respect to operating income that excludes intangibles amortization, management believes that this measure more accurately focuses on the costs that can be meaningfully controlled by the Company, and therefore permits a more meaningful comparison from period to period. Similarly, management believes that earnings before taxes, depreciation and amortization helps investors compare operating results and corporate performance exclusive of the impact of the Company’s capital structure and the method by which assets were acquired. Management believes that providing earnings and earnings per diluted share exclusive of the impact of stock-based compensation expense, both on a historical basis and with respect to the Company’s guidance, allows investors to compare results and expected results with results for prior periods that did not include stock-based compensation expense. Management uses these various non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

Reconciliation of Reported Earnings Per Diluted Share to Earnings Per Diluted Share
Excluding Stock-Based Compensation Expense
(in thousands, except per share amounts)

	Three months ended
	December 31, 2005	December 31, 2004
Gross profit, before stock-based compensation expense	$19,386	$18,311
Stock-based compensation expense	20	—

Gross profit	$19,366	$18,311

Total operating expenses, before stock-based compensation expense	15,977	14,210
Stock-based compensation expense	511	—

Total operating expenses	16,488	14,210

Operating income	$2,878	$4,101

Income before income taxes	$3,211	$4,291
Income taxes impact of stock-based compensation expense	175	—
Income tax provision	853	1,330

Net income	$2,183	$2,961

Net income per common share, basic	$0.10	$0.13

Net income per common share, diluted	$0.09	$0.13

Impact of stock-based compensation expense, basic	$0.02	$—

Impact of stock-based compensation expense, diluted	$0.02	$—

Net income per common share, basic, excluding stock-based compensation expense	$0.11	$0.13

Net income per common share, diluted, excluding stock-based compensation expense	$0.11	$0.13

Weighted average common shares, basic	22,781	22,082

Weighted average common shares, diluted	23,486	23,309

Reconciliation of Operating Income to Operating Income Excluding Intangibles Amortization
and Stock-Based Compensation Expense
(In thousands of dollars and as a percent of Net Sales)

	Three months ended
	December 31, 2005	% of net sales
Net sales	$33,376	100.0%

Operating income	2,878	8.6%

Intangibles amortization	1,679	5.0%
Stock-based compensation expense	513	1.5%

Operating income excluding intangibles amortization and stock-based compensation expense	$5,070	15.2%

Reconciliation of Reported Diluted Earnings per Share Guidance for Fiscal 2006 to
Diluted Earnings per Share, Excluding the Impact of Stock-Based Compensation Expense

	Q2 2006 - Estimated Range		Fiscal 2006 - Estimated Range
	for EPS Guidance		for EPS Guidance
	Low	High	Low	High
Reported diluted earnings per share anticipated for Q2 2006 and fiscal 2006	$0.08	$0.14	$0.40	$0.50
Estimated impact of stock-based compensation expense in Q2 2006 and fiscal 2006	0.02	0.02	0.08	0.08

Diluted earnings per share anticipated for fiscal 2006, excluding the impact of estimated stock-based compensation expense	$0.10	$0.16	$0.48	$0.58

Reconciliation of Income before Income Taxes to Earnings before Taxes, Depreciation, Amortization and Stock-Based Compensation
(In thousands of dollars and as a percent of Net Sales)

	For the three months ended December 31, 2005	% of net sales
Net sales	$33,376	100.0%

Income before income taxes	$3,211

Depreciation and amortization	2,523
Stock-based compensation expense	531

Earnings before taxes, depreciation, amortization and stock-based compensation expense	$6,265	18.8%

Item 9.01. Financial Statements and Exhibits.
   The following Exhibit is furnished herewith:

99	Press Release dated January 17, 2006 announcing financial results for the first quarter of fiscal 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGI INTERNATIONAL INC.
Date: January 17, 2006	By /s/ Subramanian Krishnan
Subramanian Krishnan
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
99	Press Release dated January 17, 2006 announcing financial results for the first quarter of fiscal 2006.	Filed Electronically